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                                                                    Exhibit 11.1

                                GARGOYLES, INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE



                                                 Year Ended December 31,         Year Ended
                                              ----------------------------       November 30,
                                                 1996              1995             1994
                                              -----------      -----------      -------------
Weighted average number of common
        stock outstanding ...................   5,944,213        5,450,003        5,450,003


Common stock and common stock equivalents ...     273,525          257,075          257,075
                                              -----------      -----------      -----------


                                                6,217,738        5,707,078        5,707,078
                                              ===========      ===========      ===========


Net income (loss) ........................... $(2,794,008)     $(2,296,815)     $   298,862
                                              ===========      ===========      ===========

Net income (loss) per share ................. $     (0.45)     $     (0.40)     $      0.05
                                              ===========      ===========      ===========